UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017 (May 10, 2017)

Commission File Number	Exact name of registrant as specified in its charter, principal office and address and telephone number	State of incorporation or organization	I.R.S. Employer Identification No.
001-36867	Allergan plc Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400, Ireland (862) 261-7000	Ireland	98-1114402

001-36887	Warner Chilcott Limited Cannon’s Court 22	Bermuda	98-0496358
Victoria Street
Hamilton HM 12
Bermuda
(441) 295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Allergan plc	YES ☐	NO ☒
Warner Chilcott Limited	YES ☐	NO ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 10, 2017, Allergan plc (the “Company”) issued a press release announcing that its indirectly wholly owned subsidiaries Allergan Funding SCS, Allergan Finance LLC, Forest Laboratories, LLC and Allergan, Inc. (each, a “Subsidiary”), each as co-offeror with the Company’s indirectly wholly owned subsidiary Warner Chilcott Limited, have commenced tender offers (the “Tender Offers”) to purchase for cash certain outstanding debt securities issued by each of the Subsidiaries on the terms and subject to the conditions set forth in the Offer to Purchase dated May 10, 2017 and the accompanying Letter of Transmittal dated May 10, 2017.

On May 10, 2017, the Company also issued a press release announcing that, subject to market and other conditions, the Company expects to commence an offering of euro-denominated senior unsecured notes in multiple tranches in the coming weeks to fund the Tender Offer and for general corporate purposes.

Copies of the press releases issued by the Company are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

99.1	Press Release of Allergan plc entitled “Allergan Announces Tender Offers by Certain Subsidiaries” dated May 10, 2017.

99.2	Press Release of Allergan plc entitled “Allergan Announces Proposed Public Offering of Senior Notes to Refinance Existing Debt” dated May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Allergan plc entitled “Allergan Announces Tender Offers by Certain Subsidiaries” dated May 10, 2017.

99.2	Press Release of Allergan plc entitled “Allergan Announces Proposed Public Offering of Senior Notes to Refinance Existing Debt” dated May 10, 2017.